                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 2-77343, No. 2-91972, No. 2-97899, No. 2-98673, No.
33-39269 and No. 33-65396) and Form S-8 (No. 2-76445, No. 2-76444, No. 33-44371
and No. 33-51791) of CIGNA Corporation, of our report dated February 14, 1994 appearing on Page 50 of the 1993 Annual Report to Shareholders of CIGNA Corporation which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in such Registration Statements of our report on the Financial Statement Schedules, which appears on page FS-2 of this Form 10-K.

/s/ PRICE WATERHOUSE

Philadelphia, Pennsylvania
March 25, 1994